Exhibit 10.1

CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (“Amendment”) is entered into as of May 3, 2007, by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc. (f/k/a SAVVIS Communications Corporation), a Delaware corporation (“Holdings”), Wells Fargo Foothill, Inc., as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Credit Agreement, dated as of June 10, 2005 (as amended, modified or supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);

WHEREAS, Borrowers have advised Agent and Lenders that Holdings desires to offer and issue up to $345,000,000 of Convertible Senior Notes due May 15, 2012 (the “Note Issuance”) pursuant to that certain Preliminary Prospectus, dated May 3, 2007, and attached hereto as Exhibit A (the “Prospectus”) and that certain form of Indenture attached hereto as Exhibit B (the “Indenture”);

WHEREAS, in absence of the prior written consent of Lenders, the Note Issuance would result in separate Defaults under Section 6.1, 6.10 and 6.17 of the Credit Agreement and separate Events of Default under Section 7.2(a) of the Credit Agreement; and

WHEREAS, Borrower has informed Agent and Lenders that it desires to amend the Credit Agreement in certain respects and Agent and Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below, Agent and Lenders hereby consent to the Note Issuance in accordance with the terms of the Prospectus and the Indenture. This is a limited consent and shall not be deemed to constitute a consent to or waiver of any Event of Default, Default or breach of the Credit Agreement or of the other Loan Documents or other requirements of any provision of the Credit Agreement or other Loan Documents.

2. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 6.1 of the Loan Agreement shall be amended by deleting the word “and” at the end of clause (j) thereof, amending clause (k) thereof so that it is now a reference to clause (l) thereof, and adding new clause (k) thereto, as follows:

(k) Indebtedness consisting of the Convertible Notes; and

(b) Section 6.7 of the Loan Agreement shall be amended by deleting the word “or” at the end of clause (c) thereof, amending clause (d) thereof so that it is now a reference to clause (e) thereof, and adding new clause (d) thereto, as follows:

(d) make any election to make cash payments (in lieu of Stock payments) of principal on the Convertible Notes; or

(c) Section 6.7(c) of the Loan Agreement is hereby amended by amending and restating clause (i) thereof in its entirety as follows:

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (d), (e), (f), (g) or (k), except to the extent expressly permitted by Section 6.1(d); and except to the extent that the Indenture governing the terms of the Convertible Notes may be amended to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Convertible Notes,

(d) Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Holdings’ or Borrower’s Stock, of any class, whether now or hereafter outstanding, other than (i) Subsidiaries of Holdings may make distributions to Holdings, in an aggregate amount not to exceed $1,000,000 in any calendar year, the proceeds of which will be used in full by Holdings, within 5 Business Days of receipt thereof from such Subsidiaries, to repurchase Stock previously issued by Holdings to employees of Holdings or any of its Subsidiaries (or such employees’ heirs or decedents) in connection with the termination of the employment of such employees; provided that (x) no Event of Default exists at the time of such distribution or repurchase or would occur as a result thereof, and (y) immediately before and after giving effect to the making of such distribution and repurchase, Borrower shall be in compliance on a pro forma basis with the covenants set forth in Section 6.16 recomputed for the most recently ended fiscal quarter for which information is available (provided that such condition required by this clause (y) shall not be applicable if immediately before and after giving effect to the making of such distribution and repurchase (A) Average Availability for each month during the previous 3 month period is greater than $35,000,000 and (B) Excess Availability plus Qualified Cash is greater than $35,000,000 as of the last day of each of the previous 3 months), (ii) Subsidiaries of Holdings may make distributions to

Holdings, the proceeds of which will be used in full by Holdings, within 5 Business Days of receipt thereof from such Subsidiaries, to make payments in respect of fractional shares of common Stock of Holdings in connection with any reverse stock split of Holdings’ common Stock in an aggregate amount not to exceed $250,000 in any calendar year, (iii) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which will be used in full by Holdings, within 5 Business Days of receive thereof from such Subsidiaries, to make payments in respect of fractional shares of common Stock of Holdings in connection with the conversion of Holdings’ Series A Convertible Preferred Stock or the exercise of warrants to purchase Shares of Holdings’ common Stock in an aggregate amount not to exceed $250,000 in any calendar year, (iv) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which promptly will be used in full by Holdings to pay operating expenses of Holdings incurred in the ordinary course of business and consistent with the permitted business activities of Holdings described in subsection 6.17(i) and, with respect to proceeds of distributions by Domestic Subsidiaries of Holdings to Holdings, solely to the extent that such expenses are incurred on behalf of such Domestic Subsidiaries and not on behalf of any Foreign Subsidiary of Holdings, (v) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which will immediately be used by Holdings to make (A) regularly scheduled interest payments on the Convertible Notes and (B) cash payments solely with respect to fractional shares converted pursuant to the terms of the Convertible Notes; provided that in each case (x) no Event of Default exists at the time of such distribution or would occur as a result thereof, and (y) immediately before and after giving effect to the making of such distribution, Borrower shall be in compliance on a pro forma basis with the covenants set forth in Section 6.16 recomputed for the most recently ended fiscal quarter for which information is available (provided that such condition required by this clause (y) shall not be applicable if immediately before and after giving effect to the making of such distribution and repurchase (A) Average Availability for each month during the previous 3 month period is greater than $35,000,000 and (B) Excess Availability plus Qualified Cash is greater than $35,000,000 as of the last day of each of the previous 3 months), (vi) wholly-owned Domestic Subsidiaries of Borrower may make distributions to Borrower and other wholly-owned Domestic Subsidiaries of Borrower, and (vii) wholly-owned Foreign Subsidiaries of Holdings may make distributions to Holdings and other wholly-owned Subsidiaries of Holdings; in each case, with respect to clause (i), (ii), (iii), (iv), (v), (vi) and (vii) above provided further that such distributions, repurchases and payments are permitted pursuant to the terms of the Series A Subordinated Notes and the Convertible Notes.

(b) Cause, permit, or suffer, directly or indirectly, any “change of control” (or other similar event) as defined in, or under, any of (i) the Series A Subordinated Notes and the Series A Subordinated Note Purchase Agreement, (ii) the Convertible Notes, or any agreement, document or instrument entered in connection therewith, (iii) any other Indebtedness of Holdings, Borrower or any of their respective Subsidiaries involving an aggregate amount of $2,500,000 or more or (iv) any of the terms pertaining to any of the Stock of Holdings, in each case to the extent that such “change of control” (or other similar event) would require, or would entitle the holder of such Indebtedness or Stock to require, Holdings, Borrower or any of their respective Subsidiaries to (x) make any payments of any kind with respect to such Indebtedness or Stock or (y) make any distribution, declaration, payment, purchase, acquisition, redemption or retirement prohibited by Section 6.10(a).

(e) Section 6.17 of the Loan Agreement is hereby amended by amending and restating clause (i)(y) thereof as follows:

(y) performance of its obligations under the Loan Documents, Series A Subordinated Debt Purchase Agreement, the Dupont Leases, the Convertible Notes and the SAVVIS Center Naming Rights Agreement and

(f) Section 7 of the Loan Agreement is hereby amended by deleting the word “or” at the end of Section 7.11 thereof, amending Section 7.12 thereof so that it is now a reference to Section 7.13 thereof, and adding new Section 7.12 thereto, as follows:

7.12 If the common Stock of Holdings or any Stock into which the Convertible Notes are convertible is no longer listed for trading on a U.S. national securities exchange, or

(g) The following definition is added to Schedule 1.1 to the Loan Agreement, in its appropriate alphabetical order:

“Convertible Notes” means those certain Convertible Senior Notes due May 15, 2012 in the principal amount of up to $345,000,000, governed by that certain Indenture between Holdings and Bank of New York, as trustee, and dated on or about May 2, 2007.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by each of Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of this Amendment, together with the Consent and Reaffirmation attached hereto;

(b) Borrower shall have delivered to Agent such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(d) No Default or Event of Default shall have occurred and be continuing.

4. Miscellaneous.

(a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each of Borrower and Holdings hereby warrants to Agent, as of the date hereof, that the representations and warranties of Borrower and Holdings contained in the Credit Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).

(b) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

5. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Holdings, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Borrower or Holdings or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Borrower and Holdings understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Jeffrey M. VonDeylen

Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Jeffrey M. VonDeylen

Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Kristy Loucks

Title:	Vice President

OHSF FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase

Title:	Scott D. Krase, Authorized Person

OHSF II FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase

Title:	Scott D. Krase, Authorized Person

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase

Title:	Scott D. Krase, Authorized Person

OAK HILL CREDIT ALPHA FINANCE I, LLC, as a Lender

By:	Oak Hill Credit Alpha Fund, L.P. its Member
By:	Oak Hill Credit Alpha Gen Par, L.P. its General Partner
By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Scott D. Krase

Title:	Scott D. Krase, Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD., as a Lender

By:	/s/ Scott D. Krase

Title:	Scott D. Krase, Authorized Person

FIRST BANK BUSINESS CAPITAL, INC. f/k/a FB COMMERCIAL FINANCE, INC., as a Lender

By:	/s/ Gregory Heutal

Title:	Vice President

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Consent and Amendment No. 5 to Credit Agreement (the "Amendment"); (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

SAVVIS, Inc., a Delaware corporation

By:	/s/ Jeffrey H. VonDeylen

Title:	Chief Financial Officer

SAVVIS Communications International, Inc., a Delaware corporation

By:	/s/ Jeffrey H. VonDeylen

Title:	Chief Financial Officer

SAVVIS Procurement Corporation, a Delaware corporation

By:	/s/ Jeffrey H. VonDeylen

Title:	Chief Financial Officer

SAVVIS Federal Systems, Inc., a Delaware corporation

By:	/s/ Jeffrey H. VonDeylen

Title:	Chief Financial Officer

SAVVIS Technology Services Corporation, a Delaware corporation

By:	/s/ Jeffrey H. VonDeylen

Title:	Chief Financial Officer

EXHIBIT A

EXHIBIT B